Exhibit 10.6

OMNIBUS AMENDMENT TO
2023 RESTRICTED STOCK UNIT AWARD AGREEMENTS

THIS AMENDMENT is made as of the 26th day of February, 2024, by The ODP Corporation, a Delaware corporation (the “Company”);

W I T N E S S E T H:

WHEREAS, the Compensation & Talent Committee (the “Committee”) of the Board of Directors of the Company granted time-based restricted stock unit awards pursuant to The ODP Corporation 2021 Long-Term Incentive Plan (the “Plan”) as part of its 2023 annual long-term incentive program with a grant date of March 10, 2023 (the “2023 RSUs”);

WHEREAS, the 2023 RSUs are evidenced by award agreements entitled “2023 RESTRICTED STOCK UNIT AWARD AGREEMENT” (the “2023 RSU Award Agreements”);

WHEREAS, the Committee has amended the 2023 RSU Award Agreements for the 2023 RSUs that remained outstanding on February 26, 2024, to provide accelerated vesting of such 2023 RSUs as specified herein;

NOW, THEREFORE, the 2023 RSU Award Agreements for the 2023 RSUs outstanding on February 26, 2024, are hereby amended as follows, effective February 26, 2024:

1.
Section 2(c) of each such 2023 RSU Award Agreement is amended by deleting the subsection in its entirety and inserting the following in lieu thereof:

“c. Involuntary Separation without Cause. In the event the Company and its Subsidiaries initiate your separation from service without Cause, a pro rata portion of the Restricted Stock Units will become vested on the date of such separation from service. In the event you separate from service with the Company and its Subsidiaries in calendar year 2024, after February 26, 2024, pursuant to a Voluntary Exit Incentive Program established by the Company in its discretion after February 26, 2024, a pro rata portion of the Restricted Stock Units will become vested on the date of such separation from service. In either case, the portion of the Restricted Stock Units that will become vested shall be determined by multiplying the total number of Restricted Stock Units by a fraction, the numerator of which is the total number of calendar days during which you were employed by the Company and its Subsidiaries during the period beginning on the Grant Date and ending on the date of such separation from service and the denominator of which is 1097 (rounded up to the next highest whole number of Restricted Stock Units, as necessary), and subtracting the number of Restricted Stock Units that previously became vested, if any.”

2.
Except as hereby amended, the 2023 RSU Award Agreements shall remain in full force and effect.

Very truly yours,

THE ODP CORPORATION

Exhibit 10.6